As filed with the Securities and Exchange Commission on June 3, 2010	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
THORATEC CORPORATION
(Exact name of registrant as specified in its charter)

California	94-2340464
(State or other jurisdiction of	(I.R.S. employer identification No.)
incorporation or organization)
6035 Stoneridge Drive, Pleasanton, California 94588
(Address of principal executive offices)
AMENDED AND RESTATED 2006 INCENTIVE STOCK PLAN
(Full title of the Plan)
Gerhard F. Burbach
Thoratec Corporation
6035 Stoneridge Drive
Pleasanton, California 94588
(Name and address of agent for service)
(925) 847-8600
(Telephone number, including area code, of agent for service)
Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a Smaller reporting company)	Small reporting company ☐
CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed	maximum
		maximum	aggregate	Amount
		offering price	offering price	of registration
Title of securities to be registered (1)	Amount to be registered (2)	per share (3)	(3)	fee
2006 Incentive Stock Plan, Common Stock, no par value	3,200,000	$43.715	$139,888,000	$9,974.02

(1)	Each share of Common Stock being registered hereunder, if issued prior to the occurrence of certain events as set forth in the Rights Agreement (as defined herein), will include a preferred share purchase right. Prior to the occurrence of certain events, such preferred share purchase rights will not be exercisable or evidenced separately from the Common Stock.

(2)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional Common Stock that may be offered or issued in connection with any stock split, stock dividend or similar transaction effected without the receipt of consideration, which results in an increase in the number of the outstanding shares of Common Stock.

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, the price per share and aggregate offering price are based upon the average of the high and low prices per share of Common Stock of Thoratec Corporation on June 1, 2010 as reported on the NASDAQ Global Select Market.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8
          This Registration Statement on Form S-8 is filed by Thoratec Corporation, a California corporation (“Thoratec”), relating to 3,200,000 shares of its common stock, no par value per share (the “Common Stock”), issuable to eligible directors, employees and consultants of Thoratec and its affiliates under the Amended and Restated 2006 Incentive Stock Plan (the “Plan”). On June 15, 2006 and May 22, 2008, Thoratec filed with the Securities and Exchange Commission (the “Commission”) Registration Statements on Form S-8 (Registration No. 333-135047 and 333-151102, respectively) (the “Prior Registration Statements”) relating to shares of Common Stock issuable to eligible directors, employees and consultants of Thoratec and its affiliates under the Plan. The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with Section E of the General Instructions to Form S-8 regarding Registration of Additional Securities. Pursuant to Section E of the General Instructions to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
          The following documents filed with the Commission by Thoratec are incorporated by reference in this Registration Statement:
(a)	Thoratec’s Annual Report on Form 10-K for the fiscal year ended January 2, 2010, including all material incorporated by reference therein;

(b)	Thoratec’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2010, including all material incorporated by reference therein;

(c)	Thoratec’s Current Report on Form 8-K filed with the Commission on March 8, 2010;

(d)	Thoratec’s Current Report on Form 8-K filed with the Commission on April 26, 2010;

(e)	Thoratec’s Current Report on Form 8-K filed with the Commission on May 25, 2010;

(f)	The description of Thoratec’s common stock contained in Thoratec’s registration statement on Form 8-A, filed with the Commission on May 18, 1981, under the Securities Exchange Act of 1934, as amended (“Exchange Act”), including any amendment or reports filed for the purpose of updating that description; and

(g)	The description of Thoratec’s Rights Agreement (the “Rights Agreement”) and Preferred Stock Purchase Rights contained in Thoratec’s registration statement on Form 8-A, filed with the Commission on May 3, 2002, under the Exchange Act, including any amendment or reports filed for the purpose of updating that description.
          All documents subsequently filed by Thoratec pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents; provided, however, that Thoratec is not incorporating any information furnished in any Current Report on Form 8-K.

          Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference herein.
ITEM 8. EXHIBITS

Exhibit
Number	Exhibit
5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Independent Registered Public Accounting Firm — Deloitte & Touche LLP

23.2	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8)

99.1	Amended and Restated 2006 Incentive Stock Plan (1)

(1)	Filed as an Exhibit to Thoratec’s Form 8-K filed with the Commission on May 25, 2010 and incorporated herein by reference.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 3rd day of June, 2010.

THORATEC CORPORATION
By:	/s/ Gerhard F. Burbach
Gerhard F. Burbach
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Gerhard F. Burbach and David A. Lehman, and each of them, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, to act for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement on Form S-8 as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.
In accordance with the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of Thoratec Corporation and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerhard F. Burbach	Chief Executive Officer,
Gerhard F. Burbach	President and Director	June 3, 2010

/s/ David V. Smith	Executive Vice President,
David V. Smith	Chief Financial Officer and	June 3, 2010
Principal Accounting Officer

/s/ Neil F. Dimick	Director and Chairman of the
Neil F. Dimick	Board of Directors	June 3, 2010

/s/ J. Daniel Cole
J. Daniel Cole	Director	June 3, 2010

/s/ Steven H. Collis
Steven H. Collis	Director	June 3, 2010

/s/ Elisha W. Finney
Elisha W. Finney	Director	June 3, 2010

/s/ D. Keith Grossman
D. Keith Grossman	Director	June 3, 2010

/s/ Paul A. LaViolette
Paul A. LaViolette	Director	June 3, 2010

/s/ Daniel M. Mulvena
Daniel M. Mulvena	Director	June 3, 2010

INDEX TO EXHIBITS

Exhibit
Number	Exhibit
5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Independent Registered Public Accounting Firm — Deloitte & Touche LLP

23.2	Consent of Latham & Watkins (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8)

99.1	Amended and Restated 2006 Incentive Stock Plan (1)

(1)	Filed as an Exhibit to Thoratec’s Form 8-K filed with the Commission on May 25, 2010 and incorporated herein by reference.